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[ERNST & YOUNG LLP LETTERHEAD]
                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement on Form S-8 of Comerica Incorporated for the registration of 165,000 shares of its common stock of our report dated January 17, 1995 with respect to the consolidated financial statements of Comerica Incorporated included in the Company's Annual Report on form 10-K, for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                                       ERNST & YOUNG LLP


April 20, 1995





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